UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

May 1, 2003
Date of Report (Date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

0-28972
(Commission File Number)

Commonwealth of The Bahamas	98-0164731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 104A, Saffrey Squire Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Officer)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address; if changed since last report)

Item 7.  Exhibits

Exhibit 99 - Press Release of Steiner Leisure Limited dated May 1, 2003 reporting financial results for the quarter ending March 31, 2003.

Item 9.  Regulation FD Disclosure and Item 12.  Earnings Release

This Form 8-K is furnished to comply with the new SEC requirement that the earnings press release of the registrant be furnished to the SEC under cover of Form 8-K. Steiner Leisure's earnings press release for the first quarter of 2003, issued after the close of regular trading on the Nasdaq National Market on May 1, 2003, is being filed as Exhibit 99 to this Form 8-K.

The information in this Form 8-K, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: May 1, 2003	/s/ Leonard I. Fluxman
Leonard I Fluxman
President and Chief Executive Officer